November 29, 1999


Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on November 23, 1999, to be filed by our former client, Penobscot Shoe Company. We agree with the statements made in response to that
Item insofar as they relate to our Firm.

                                             Very truly yours,



                                             BDO Seidmann, LLP




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